Exhibit 99.2

News Release

ARIAD ANNOUNCES ELECTION OF ALEX DENNER AS CHAIRMAN

OF THE BOARD OF DIRECTORS

Cambridge, MA – January 10, 2016 – ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced the election of Alexander J. Denner, Ph.D., as chairman of its board of directors in a unanimous vote effective January 8, 2016. Dr. Denner joined the ARIAD Board of Directors in February 2014 and most recently led the Board’s search committee to select the Company’s new CEO Paris Panayiotopoulos.

“I am honored to serve ARIAD’s shareholders as Chairman of the Board,” said Dr. Denner. “ARIAD has extremely valuable assets and highly dedicated employees. I am excited to work with Paris, our new CEO, and his team to bring a new level of accountability to the company and a renewed focus on value creation as ARIAD strives to improve the lives of cancer patients.”

Dr. Denner is the Chief Investment Officer and founding partner of Sarissa Capital Management which focuses on improving the strategies of companies to better provide shareholder value. Dr. Denner also serves as a director of Biogen Inc. Dr. Denner received his S.B. degree from the Massachusetts Institute of Technology and his M.S., M.Phil., and Ph.D. degrees from Yale University.

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is an integrated global oncology company focused on transforming the lives of cancer patients with breakthrough medicines. ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

Forward-Looking Statements

This press release contains forward-looking statements, each of which are qualified in their entirety by this cautionary statement. Any statements contained herein which do not describe historical facts, including, but not limited to, some of statements made by Dr. Denner, are forward-looking statements that are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, but are not limited to, our ability to meet anticipated clinical trial commencement, enrollment and completion dates and regulatory filing dates for our products and product candidates and to move new development candidates into the clinic; our ability to execute on our key corporate initiatives; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory and pricing and reimbursement approvals to market our products; our ability to successfully commercialize and generate profits from sales of Iclusig or our other product candidates, including brigatinib, if approved; competition from alternative therapies; our reliance on the performance of third-party manufacturers and specialty pharmacies for the distribution of Iclusig; the occurrence of adverse safety events with our products and product candidates; the costs associated with our research, development, manufacturing and other activities; the conduct, timing and results of preclinical and clinical studies of our products and product candidates, including that preclinical data and early-stage clinical data may not be replicated in later-stage clinical studies; the adequacy of our capital resources and the availability of additional funding; patent protection and third-party intellectual property claims; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risk factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise noted, these forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this press release. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

CONTACTS:	For Investors	For Media
	Maria Cantor	Liza Heapes
	Maria.cantor@ariad.com	Liza.heapes@ariad.com
	(617) 680-9452	(617) 621-2135

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